UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2007

Walker Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-5418	13-2637172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Stewart Avenue, Suite 650 Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

(516) 832-7000
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

On October 9, 2007, we issued a Convertible Debenture to Dutchess Private Equities Fund, Ltd. in the amount of $215,000.

The Convertible Debenture has an interest rate of 10% per annum, payable monthly.  The term of the Convertible Debenture is five years and it is convertible, in whole or in part, at the lesser of (i) 75% of the lowest closing bid price of our common stock during the twenty trading days immediately prior to a conversion notice; or (ii) $0.005.  Any unconverted portion of the Convertible Debenture that remains outstanding five years from the issuance date will automatically be converted into shares of our common stock on that date.  We have the right to redeem the Convertible Debenture, in whole or in part, at a price equal to 130% of the outstanding principal amount, including accrued interest.

With respect to the sale of the Convertible Debenture described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering.  The foregoing description of the terms and conditions of the Convertible Debenture is qualified in its entirety by, and made subject to, the more complete information set forth in the Convertible Debenture, included as Exhibit 10.1, filed herewith.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 5, 2007, we completed the sale of our subsidiary, American DataSource, Inc., to American DataSource Holdings Corp., for a purchase price of $200,000.  At closing, American DataSource Holdings Corp. received a credit of $40,000, which is the amount American DataSource Holdings Corp. paid to American DataSource pursuant to a previous software assignment.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Share Purchase Agreement, filed as Exhibit F to the Information Statement on Form 14C on August 27, 2007 and incorporated herein by reference.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective October 10, 2007, our Board of Directors amended our Bylaws.  We updated our Bylaws to reflect our current name, Walker Financial Corporation.  We revised Section 1 to reflect the current city and county of our principal offices.  We revised Sections 3 and 37 to include references to the State of Delaware instead of New York.  We revised Section 4 to give the Board of Directors discretion to set the time and place of shareholder meetings.  We revised Section 5 to comport with Delaware notice requirements.  We revised Section 11 to clarify that it applies to holders of common stock only.  We revised Section 13 to lower the minimum number of directors serving on the board from four to two and to remove the requirement that one director be a resident of the State of New York.  We revised Section 42 to accurately reflect the beginning of the fiscal year as the first day of January.

The foregoing description of the Amended Bylaws is qualified in its entirety by, and made subject to, the more complete information set forth in the Amended Bylaws of Walker Financial Corporation, included as Exhibit 3.1, filed herewith.

This report may contain forward-looking statements that involve risks and uncertainties.  We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT

DESCRIPTION

NUMBER

3.1

Amended Bylaws of Walker Financial Corporation, adopted October 10, 2007 (filed herewith).

10.1

Convertible Debenture issued to Dutchess Private Equities Fund, Ltd., dated October 9, 2007 (filed herewith).

10.2

Share Purchase Agreement between the Company and American DataSource Holdings Corp., dated October 5, 2007 (incorporated by reference to Exhibit F to the Information Statement on Form 14C filed August 27, 2007, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker Financial Corporation
(Registrant)

October 15, 2007	By:	/s/ Mitchell Segal
Mitchell Segal
Chief Executive Officer

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